Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus constituting the Registration Statement on Form S-3 of our report dated March 16, 2009, appearing in the Annual Report on Form 10-K of Hill International, Inc. for the year ended December 31, 2008.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/S/ AMPER, POLITZINER & MATTIA, LLP
Amper, Politziner & Mattia, LLP

September 30, 2009

Edison, New Jersey